Exhibit 99.1

Presto Announces Fiscal Third Quarter 2023 Financial Results

Continues Momentum of Drive-Thru Voice AI Automation by Adding Hardees and Carl’s Jr. as Customers

SAN CARLOS, CA - May 18, 2023 - Presto Automation Inc. (NASDAQ: PRST), one of the largest drive-thru automation technology providers in the hospitality industry, today announced financial results for the fiscal third quarter ended March 31, 2023.

“We believe this is an inflection point for the drive-thru automation market and we continue to increasingly focus our attention on the Voice segment of our business, including the announcement of our partnership with CKE Restaurants for participating drive-thrus nationwide to use our Presto Voice product,” said Krishna Gupta, interim CEO at Presto. “Our customers are learning about the revenue and efficiency benefits that Presto Voice can provide and that Voice AI in the drive-thru is not a futuristic application of AI, it is immediately actionable. We are the market leader in this segment and are investing meaningfully behind it.”

“The Voice segment builds on our existing focus on labor automation and driving more revenue to our customers using Presto Touch, which is centered around our new Flex product that several of our enterprise partners are in the process of testing,” continued Gupta. “Our revenue decline in the quarter is due to the amortization of legacy contracts, but we are looking to upgrade our customers to our new product and expect to see the financial benefits from our new partnership in the future.”

Fiscal Third Quarter 2023 Financial Highlights

For the fiscal third quarter of 2023, compared to the fiscal third quarter of 2022:

●	Total revenue was $6.6 million down 12.0% compared to $7.5 million for 2022.
●	Total ARR was $26.4 million, a decrease of 12.0% year-over-year.
●	Net loss was $(15.7) million, compared to net income $9.0 million for 2022. Of the $25 million change, $21 million was due to a change in the fair value of warrant liabilities and convertible promissory notes and non-cash stock compensation.
●	Adjusted EBITDA* was a loss of $(9.3) million for 2023, compared to a loss of $(7.1) million for 2022.

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net income, the closest comparable GAAP measure, at the end of this release.

Recent Business Highlights

●	Expanded partnership with CKE Restaurants Holdings, Inc., the parent company of the iconic Carl's Jr. and Hardee's brands. Presto will be rolling out its AI powered solution, Presto Voice™, to automate voice ordering at participating CKE drive-thrus nationwide.

●	Announced a collaboration with OpenAI, an AI research and deployment company, to drive greater innovation around Presto’s drive-thru AI voice assistant.

Financial Outlook Update

Presto expects total revenue for the fiscal year 2023 to be in the range of $26 million to $28 million. The revision is due to updated assumptions impacting the accounting treatment of a single customer contract. This non-cash change is not material to commercial operations.

Presto Automation, Inc Fiscal Third Quarter 2023 Conference Call Details

Date:	Thursday, May 18, 2023
Time:	5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Telco Registration:	You can register for the conference call at https://investor.presto.com/news-events/events

A live audio webcast of the event will be available on the Presto Investor Relations website, https://investor.presto.com/. An archived replay of the webcast also will be available shortly after the live event on the Presto Investor Relations website.

About Presto Automation Inc.

Presto (NASDAQ: PRST) provides enterprise-grade AI solutions for the nation’s largest hospitality brands. Our industry-leading automation and voice AI technology improves order accuracy, reduces labor costs, and increases revenue for superior drive-thru and dine-in experiences. With over $18 billion in payments processed, Presto is one of the largest labor automation technology providers in the industry. Presto is headquartered in Silicon Valley in San Carlos, California and counts among its customers some of the top 20 restaurant chains in the United States.

Non-GAAP Financial Measures and Performance Measures

This press release includes Adjusted EBITDA, which is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States. We believe Adjusted EBITDA is useful for comparing our financial performance to other companies and from period to period by excluding the impact of certain items that do not reflect our core operating performance, thereby providing consistency and direct comparability with our past financial performance and between fiscal periods. Adjusted EBITDA is defined as net loss, adjusted to exclude interest, other income (expense), net loss on debt extinguishment, income taxes, depreciation and amortization expense, stock-based compensation expense, fair value adjustments on warrant liabilities and convertible promissory notes, merger related ancillary costs, and hardware repair expenses related to COVID and COVID-related expenses due to damage from liquid ingress and contra-revenue associated with warrants issued in a sales transaction. We include this non-GAAP measure because it used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. A reconciliation of Adjusted EBITDA to its most comparable GAAP financial measure is included below under “Reconciliation from GAAP to Non-GAAP Results” at the end of this

release.In addition, we use Annual Revenue Run-Rate, or ARR, as a key business metric to evaluate our business, identify trends, formulate business plans and make strategic decisions. We calculate ARR by annualizing quarterly revenue at the end of the fiscal quarter. Our calculation of ARR may differ from similarly titled metrics presented by other companies, and the amount of revenue we recognize over any 12-month period may differ significantly from the ARR at the beginning of that period.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections , forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Presto disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Presto cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Presto. In addition, Presto cautions you that the forward-looking statements contained in this press release are subject to the following risks and uncertainties: our ability to manage our growth effectively, to sustain our recent revenue growth or attract new customers; the limited operating history with our new Vision and Voice products in a new and developing market; our ability to achieve revenue growth while our expenses increase; continued adverse impacts from COVID-19  (including as a result of global supply chain shortages); the loss of any of our three largest customers or a reduction in their business with us; our ability to improve and enhance the functionality, performance, reliability, design, security, or scalability of our platform to respond to customers’ evolving needs; our ability to protect the security of our customers’’ information; changing privacy laws, regulations and standards, and our ability to comply with contractual obligations and laws related to data privacy and security; unfavorable conditions in the restaurant industry or the global economy, including with respect to food, labor, and occupancy costs; the availability of capital or financing on acceptable terms, if at all; financial covenants and other restrictions on our actions contained in our financing agreements that may limit our operational flexibility; the length and unpredictability of our sales cycles and the amount of investments required in sales efforts; material weaknesses in our internal control over financial reporting and, our ability to remediate these deficiencies; our ability to continue as a going concern; our ability to receive additional financing in a timely manner; shortages, price increases, changes, delays or discontinuations of hardware; our ability to maintain relationships with our payment processors; our relies on computer hardware, licensed software and services rendered by third parties; U.S. laws and regulations (including with respect to payment transaction processing), many of which are unsettled and still developing, and our or our customers’ ability to comply with such laws and regulations; significant changes in U.S. and international trade policies that restrict imports or increase tariffs; any requirements to collect additional sales taxes or be subject to other tax liabilities that may increase the costs to our customers; our ability to adequately protect our intellectual property rights; claims by third parties of intellectual property infringement; our use of open-source software in our platform; and other economic, business, competitive and/or regulatory factors affecting Presto’s business generally as set forth in our filings with the Securities and Exchange Commission.

Contact

Investors:

Adam Rogers

VP Investor Relations

investor@presto.com

Media:

Justin Foster & Brian Ruby

media@presto.com

PRESTO AUTOMATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenue
Platform	$3,088	$5,083	$11,617	$14,754
Transaction	3,519	2,451	9,699	7,705
Total revenue	6,607	7,534	21,316	22,459

Cost of revenue
Platform	2,743	4,057	10,951	11,872
Transaction	3,084	2,185	8,561	6,749
Depreciation and impairment	291	279	873	1,206
Total cost of revenue	6,118	6,521	20,385	19,827
Gross profit	489	1,013	931	2,632

Operating expenses:
Research and development	5,496	3,927	16,877	11,733
Sales and marketing	2,127	1,966	6,753	4,791
General and administrative	7,408	2,978	19,608	7,110
Loss on infrequent product repairs	—	119	—	582
Total operating expenses	15,031	8,990	43,238	24,216
Loss from operations	(14,542)	(7,977)	(42,307)	(21,584)
Change in fair value of warrants and convertible promissory notes	1,599	18,102	61,043	(11,668)
Interest expense	(2,991)	(1,162)	(9,397)	(3,418)
Loss on extinguishment of debt and financing obligations	—	—	(8,095)	—
Other financing and financial instrument expenses, net	—	—	(1,768)	—
Other income (expense), net	257	(12)	2,612	2,629
Total other income (expense), net	(1,135)	16,928	44,395	(12,457)
Income (loss) before provision for income taxes	(15,677)	8,951	2,088	(34,041)
Provision (benefit) for income taxes	3	(3)	8	21
Net income (loss) and comprehensive income (loss)	$(15,680)	$8,954	$2,080	$(34,062)
Numerator adjustments for diluted earnings per share:
Less: Change in fair value of convertible notes	—	(16,307)	—	—
Net income (loss) attributable to common stockholders, diluted	$(15,680)	$(7,353)	$2,080	$(34,062)
Net income (loss) per share attributable to common stockholders, basic	$(0.30)	$0.33	$0.05	$(1.25)
Net income (loss) per share attributable to common stockholders, diluted	(0.30)	(0.23)	0.04	(1.25)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	51,453,368	27,316,602	44,173,570	27,213,403
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	51,453,368	31,838,707	54,539,795	27,213,403

(1)	Includes stock-based compensation expense as follows (in thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Research and development	$1,154	$99	$1,886	$349
Sales and marketing	245	110	581	323
General and administrative	2,997	221	6,805	706
Total*	$4,396	$430	$9,272	$1,378
*	For the three and nine months ended March 31, 2023, such amount reflects $1,604 and $3,478, respectively, of stock-based compensation expense related to earn out shares.

PRESTO AUTOMATION INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

	As of	As of
	March 31,	June 30
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$26,978	$3,017
Accounts receivable, net of allowance for doubtful accounts of $135 and $353, respectively	2,207	1,518
Inventories	395	869
Deferred costs, current	3,772	8,443
Prepaid expenses and other current assets	1,851	707
Total current assets	35,203	14,554
Deferred costs, net of current portion	22	2,842
Investment in non-affiliate	2,000	—
Deferred transaction costs	—	5,765
Property and equipment, net	1,215	1,975
Intangible assets, net	8,436	4,226
Goodwill	1,156	1,156
Other long-term assets	578	18
Total assets	$48,610	$30,536

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,267	$5,916
Accrued liabilities	4,152	6,215
Financing obligations, current	3,720	8,840
Term loans, current	53,979	25,443
Convertible promissory notes and embedded warrants, current	—	89,663
Deferred revenue, current	1,551	10,532
Total current liabilities	66,669	146,609
Financing obligations, net of current	1,860	—
PPP loans	—	2,000
Warrant liabilities	1,623	4,149
Deferred revenue, net of current portion	264	237
Other long-term liabilities	426	—
Total liabilities	70,842	152,995

Commitments and Contingencies
Stockholders’ deficit:
Preferred stock, $0.0001 par value–1,500,000 shares authorized as of March 31, 2023 and June 30, 2022, respectively; no shares issued and outstanding as of March 31, 2023 and June 30, 2022 respectively	—	—
Common stock, $0.0001 par value–180,000,000 shares authorized as of March 31, 2023 and June 30, 2022, and 51,921,941 and 27,974,439 shares issued and outstanding as of March 31, 2023 and June 30, 2022, respectively	5	3
Additional paid-in capital	176,466	78,321
Accumulated deficit	(198,703)	(200,783)
Total stockholders’ deficit	(22,232)	(122,459)
Total liabilities and stockholders’ deficit	$48,610	$30,536

PRESTO AUTOMATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine months ended
	March 31,
	2023	2022
Cash Flows from Operating Activities
Net income (loss)	$2,080	$(34,062)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation, amortization and impairment	1,262	1,524
Stock-based compensation	5,794	1,384
Earnout share stock-based compensation	3,479	—
Contra-revenue associated with warrant agreement (Refer to Note 2)	1,073	—
Noncash expense attributable to fair value liabilities assumed in Merger	34	—
Change in fair value of liability classified warrants	(12,555)	1,066
Change in fair value of warrants and convertible promissory notes	(48,271)	10,602
Amortization of debt discount and debt issuance costs	2,433	405
Loss on extinguishment of debt and financing obligations	8,095	—
Paid-in-kind interest expense	4,604	15
Share and warrant cost on termination of convertible note agreement	2,412	—
Forgiveness of PPP Loan	(2,000)	(2,599)
Change in fair value of unvested founder shares liability	(1,392)	—
Noncash lease expense	264	—
Loss on disposal off property and equipment	16	—
Changes in operating assets and liabilities:		—
Accounts receivable, net	(689)	(524)
Inventories	474	(905)
Deferred costs	7,769	8,978
Prepaid expenses and other current assets	(742)	538
Other long-term assets	—	(80)
Accounts payable	1,480	(4,297)
Vendor financing facility	—	(6,792)
Accrued liabilities	(2,138)	(2,551)
Deferred revenue	(8,954)	(10,917)
Other long-term liabilities	(247)	(200)
Net cash used in operating activities	(35,719)	(38,415)
Cash Flows from Investing Activities
Purchase of property and equipment	(229)	(214)
Payments relating to capitalized software	(3,584)	(1,249)
Investment in non-affiliate	(2,000)	—
Net cash used in investing activities	(5,813)	(1,463)
Cash Flows from Financing Activities
Proceeds from the exercise of common stock options	280	104
Proceeds from the issuance of term loans	60,250	12,600
Payment of debt issuance costs	(1,294)	(1,287)
Repayment of term loans	(32,980)	—
Payment of penalties and other costs on extinguishment of debt	(6,144)	—
Proceeds from issuance of convertible promissory notes and embedded warrants	—	5,500
Proceeds from issuance of financing obligations	—	—
Principal payments of financing obligations	(3,669)	(2,009)
Proceeds from the issuance of common stock	1,100	—
Contributions from Merger and PIPE financing, net of transaction costs and other payments	49,840	—
Payments of deferred transaction costs	(1,890)	(1,541)
Net cash provided by financing activities	65,493	13,367

Net increase (decrease) in cash and cash equivalents	23,961	(26,511)
Cash and cash equivalents at beginning of period	3,017	36,909
Cash and cash equivalents at end of period	$26,978	$10,398
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Capitalization of stock-based compensation expense to capitalized software	$915	$9
Issuance of warrants (Refer to Note 2)	1,352	1,466
Capital contribution from shareholder in conjunction with Credit Agreement	2,779	—
Issuance of warrants in conjunction with Credit Agreement	2,705	—
Issuance of warrants in conjunction with Lago Term Loan	843	—
Convertible note conversion to common stock	41,392	—
Reclassification of warrants from liabilities to equity	830	—
Recognition of liability classified warrants upon Merger	9,388	—
Recognition of Unvested Founder Shares liability	1,588	—
Forgiveness of PPP Loan	2,000	2,599
Transaction costs recorded in accounts payable and accrued liabilities	—	5,584
Right of use asset in exchange for operating lease liability	308	—
Cancellation of June 2021 Note and related accrued interest, with issuance of February 2022 Note	—	20,663

PRESTO AUTOMATION INC.

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS

(unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,		Nine months ended March 31,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$(15,680)	$8,954	$2,080	$(34,062)
Provision for income taxes	3	(3)	8	21
Interest expense	2,991	1,162	9,397	3,418
Other income, net	(257)	12	(2,612)	(2,629)
Depreciation and amortization	418	338	1,262	1,391
Stock-based compensation expense	2,792	430	5,794	1,384
Earnout stock-based compensation expense	1,604	—	3,478	—
Change in fair value of warrants and convertible promissory notes	(1,599)	(18,102)	(61,043)	11,668
Loss on extinguishment of debt and financial obligations	—	—	8,095	—
Other financing and financial instrument (costs) income, net	—	—	1,768	—
Deferred compensation and bonuses earned upon closing of the Merger	—	—	2,232	—
Public relations fee due upon closing of the Merger	—	—	250	—
Loss on infrequent product repairs(1)	—	119	—	582
Contra-revenue associated with warrant agreement	458	—	1,073	—
Hardware repair expense related to COVID(1)	—	—	—	1,110
Adjusted EBITDA	$(9,270)	$(7,090)	$(28,218)	$(17,117)

(1)	In June 2022, the Company received a favorable arbitrator ruling related to a matter with its third-party subcontractor and was awarded approximately $11.3 million in damages related to the Company’s loss on infrequent product repairs and to cover its legal expenses. This arbitration ruling was affirmed by the appellate court in the country of the arbitration ruling on March 6, 2023. On May 2, 2023, the vendor appealed the ruling to the highest court there. The award has not met the criteria to be considered realizable as of March 31, 2023. As a result, the Company has not recognized any gain related to this settlement in its condensed consolidated statement of operations and comprehensive loss.